UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2005
Commission File Number      1-13610
PMC COMMERCIAL TRUST
(Exact name of registrant as specified in its charter)

TEXAS	75-6446078

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200

(Address of principal executive offices)	(Registrant’s telephone number)
Former name, former address and former fiscal year, if changed since last report: NONE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On September 1, 2005, PMC Commercial Trust issued a press release announcing that its Board of Trust Managers authorized up to $10 million for the purchase of outstanding Common Shares of Beneficial Interest.
     On September 1, 2005, PMC Commercial Trust also issued a press release announcing that Arlington Hospitality, Inc. filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on August 31, 2005. Arlington Hospitality, Inc. is the guarantor for obligations due from our tenant, Arlington Inns, Inc. which filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on June 22, 2005.
     A copy of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this report.
Item 9.01. Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

99.1	Press Release dated September 1, 2005.
99.2	Press Release dated September 1, 2005

SIGNATURE
Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: September 2, 2005

PMC COMMERCIAL TRUST
By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer